UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2007
Encysive Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas (Address of principal executive offices)	77081 (Zip Code)
Registrant’s telephone number, including area code: 713-796-8822
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.
Encysive Pharmaceuticals Inc. (the “Company”) today announced that the first patient has been enrolled into its Phase II dose-ranging study of oral TBC3711, the Company’s next-generation, highly selective endothelin receptor antagonist, in resistant hypertension. The 12-week, multi-center, randomized, double-blind, placebo-controlled study will evaluate four once-daily oral doses of TBC3711 in approximately 150 patients with diagnosed resistant hypertension.
Resistant hypertension patients enrolled in the Phase II study will be randomized to one of four double-blind TBC3711 treatment arms or a placebo arm. Each arm will consist of approximately 30 patients. All study arms will receive once-daily doses of either TBC3711 or placebo. TBC3711 or placebo will be given concomitantly with each patient’s current anti-hypertensive regimen. Primary outcome data will consist of blood pressure measurements taken pre-dose and two hours post-dose.
TBC3711 is a small molecule that blocks the action of endothelin, a potent mediator of blood vessel constriction and growth of smooth muscle in vascular walls. TBC3711 is a next-generation endothelin A antagonist which possesses high oral bioavailability and we believe is more selective and potent than THELIN™ (sitaxsentan sodium) Encysive’s oral treatment for pulmonary arterial hypertension. TBC3711 is greater than 100,000-fold selective in the targeting of the endothelin A receptor versus the endothelin B receptor.
Many individuals can successfully lower blood pressure through lifestyle modifications and/or treatment with one or more approved hypertension drugs. Resistant hypertension is defined as the failure to reach goal blood pressure (<140/90 mmHg) in patients who are adhering to a regimen of full doses of three anti-hypertensive drugs, including a diuretic. A direct relationship exists between increased blood pressure and risk of heart attack, stroke, kidney disease and heart failure.
This current report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements with respect to prospects for regulatory approval of TBC3711 and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “potential,” “plan,” “believe” or other words and terms of similar meaning. Among the factors that could cause actual results to differ materially from those indicated by such forward- looking statements are: difficulties in obtaining sufficient patient population and clinician support for TBC3711 clinical trials; delays in the timelines for recruiting clinical sites and enrolling patients in TBC3711 clinical trials; unforeseen or significant side effects or other safety issues with respect to TBC3711; any estimates concerning the amount of time necessary to determine whether TBC3711 is effective; production of sufficient quantities of TBC3711 to complete clinical trials; any estimates of the size of the resistant hypertension patient population.; the results of clinical trials with respect to TBC3711; the availability of sufficient funds to continue research and clinical development efforts for TBC3711; as well as more specific risks and uncertainties facing Encysive such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward- looking statements. Furthermore, Encysive does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCYSIVE PHARMACEUTICALS INC. (Registrant)
Date: March 21, 2007	/s/ Paul S. Manierre
Paul S. Manierre
Vice President and General Counsel